UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2012 (August 3, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On August 3, 2012, Glimcher Realty Trust, a Maryland real estate investment trust (the “Registrant”), announced it will redeem all of its issued and outstanding 8.75% Series F Cumulative Redeemable Preferred Shares (the “Series F Shares”) (NYSE: GRTPRF; CUSIP: 379302300) and a portion of its issued and outstanding 8.125% Series G Cumulative Redeemable Preferred Shares (the “Series G Shares”) (NYSE: GRTPRG; CUSIP: 379302409).  All of the 2,400,000 issued and outstanding Series F Shares will be redeemed.  Of the 9,500,000 issued and outstanding Series G Shares, 1,200,000 Series G Shares will be redeemed on a pro rata basis (as nearly as practicable without creating fractional shares) from each record holder.  The redemption date for both redemptions will be September 4, 2012.

The Series F Shares will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid distributions to but excluding the redemption date in an amount equal to $0.3896 per share, for a total payment of $25.3896 per share.  The Series G Shares will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid distributions to but excluding the redemption date in an amount equal to $0.3617 per share, for a total payment of $25.3617 per share.

A copy of the press release announcing the redemptions is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits

1.1	Press Release dated August 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: August 3, 2012	By:	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President of Development, General Counsel and Secretary